UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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[ ]	Definitive Proxy Statement
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TRILLION ENERGY INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRILLION ENERGY INTERNATIONAL INC.

Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:45, Kat:14,

06450, Oran, Cankaya, Ankara, Turkey

[●], 2021

Dear Stockholders:

Trillion Energy International Inc. is holding a Virtual Annual Meeting of Stockholders (“Annual Meeting”) on Wednesday, July 7, 2021 at 10:00 a.m., Eastern time. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.[●].com/[●]. You will need to provide your 16-digit control number that is on your proxy card.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

Your vote is important to us and your shares should be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, I encourage you to mark, sign, date and return the accompanying proxy promptly.

On behalf of the Board of Directors, thank you for your continued support of Trillion Energy International Inc.

Sincerely,

/s/ Arthur Halleran
Arthur Halleran
President and Chief Executive Officer

TRILLION ENERGY INTERNATIONAL INC.

Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:45, Kat:14,

06450, Oran, Cankaya, Ankara, Turkey

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that Trillion Energy International Inc., a Delaware corporation (the “Company”), will be holding a Virtual 2021 Annual Meeting of Stockholders (“Annual Meeting”) on Wednesday, July 7, 2021 at 10:00 a.m., Eastern Time, at www.[●].com/[●] for the following purposes, which are described more fully in the accompanying Proxy Statement:

1.	To elect four directors;
2.	To approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse split of our common stock in the range from 1-for-2 to 1-for-5;
3.	To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized number of shares of common stock from 250,000,000 to 400,000,000;
4.	To ratify the appointment of Harbourside CPA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
5.	To hold a non-binding advisory vote on executive compensation;
6.	To hold a non-binding advisory vote on the frequency of executive compensation advisory votes;
7.	To approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or in the absence of a quorum; and
8.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

All common stockholders of record at the close of business on May 12, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

If you submit a proxy, you may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company in writing at c/o Trillion Energy International Inc., Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:45, Kat:14, 06450, Oran, Cankaya, Ankara, Turkey, prior to the Annual Meeting, and, if you attend the Annual Meeting, you may revoke your proxy if previously submitted and vote in person by notifying the Secretary of the Company at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning your proxy in the pre-addressed envelope provided.

By order of the Board of Directors,

/s/ Arthur Halleran
Arthur Halleran
President and Chief Executive Officer

[●], 2021

TABLE OF CONTENTS

Page
General Information; Frequently Asked Questions About the Annual Meeting and Voting	2
Proposal One – Election of Directors	5
Information Concerning the Board of Directors	7
Information Concerning Executive Officers	9
Security Ownership of Certain Beneficial Owners and Management	12
Board of Directors Report on Audit Committee Functions	13
Proposal Two – Approval of an Amendment to our Certificate of Incorporation, as amended, to Effect a Reverse Split in the Range from 1-for-2 to 1-for-5	14
Proposal Three – Approval of an Amendment to our Certificate of Incorporation, as amended, to increase the number of authorized number of shares of common stock from 250,000,000 to 400,000,000	20
Proposal Four – Ratification of Independent Registered Public Accounting Firm	23
Proposal Five – Non-binding Advisory Vote on Executive Compensation	24
Proposal Six—Non-binding Advisory Vote on the Frequency of Executive Compensation Advisory Votes	25
Proposal Seven—Adjournment Proposal	25
Stockholder Proposals	26
Other Matters	26
Annual Report	26

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TRILLION ENERGY INTERNATIONAL INC.

Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:45, Kat:14,

06450, Oran, Cankaya, Ankara, Turkey

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trillion Energy International Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), of proxies to be voted at our 2021 Virtual Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) and at any adjournment or postponement of the Meeting. The Annual Meeting will take place on Wednesday, July 7, 2021, beginning at 10:00 a.m., Eastern Standard Time, at https://www.[•].com/[•]. You will need to provide your 16-digit control number that is on your proxy card to gain access to the Annual Meeting.

This Proxy Statement, the Notice of Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and accompanying proxy are being furnished to holders of our common stock, par value $0.00001 per share, on or about [•], 2021. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

Frequently Asked Questions About the Annual Meeting and Voting

1.	Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of May 12, 2021 (the “Record Date”) are entitled to receive the Notice of Annual Meeting and to vote their shares at the Meeting. Holders of our common stock are entitled to one vote for each share held of record on the Record Date.

2.	How many shares of Common Stock are “outstanding”?

As of the Record Date, there were 154,396,643 shares of common stock outstanding and entitled to be voted at the Annual Meeting.

3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Odyssey Transfer Inc., you are the “stockholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Trillion Energy International Inc. A list of stockholders or record as of the Record Date will be open to the examination of any stockholder for any purpose germane to the Meeting for a period of at least 10 calendar days prior to the Meeting during ordinary business hours at our principal executive offices, Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:45, Kat:14, 06450, Oran, Cankaya, Ankara, Turkey.

If your shares are held through a broker, bank or other holder of record, you hold your shares in “street name” and you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet. Absent instructions from you, under applicable regulatory requirements, your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm for fiscal 2021, the proposal to amend our certificate of incorporation, as amended, to effect a reverse stock split in the range of from 1-for-2 to 1-for-5 (the “Reverse Stock Split Proposal”) and the proposal to amend our certificate of incorporation, as amended, to increase the number of authorized number of shares of common stock from 250,000,000 to 400,000,000 (the “Share Increase Proposal”), but may not vote your shares on the election of directors, approval of the advisory resolution on executive compensation or any of the other proposals to be voted on at the Annual Meeting.

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4.	How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote in the following ways:

●	By Internet before the Annual Meeting. If you have received a printed copy of the proxy materials from us by mail, you may vote electronically via the Internet at www.____________.com. To be valid, your vote by mail must be received by us by 11:59 p.m., Eastern Time, on July 6, 2021.
●	By Phone. If you have received a printed copy of the proxy materials from us by mail, you may vote by touch-tone telephone by calling 1-800-xxx-xxxx. To be valid, your vote by mail must be received by us by 11:59 p.m., Eastern Time, on July 6, 2021.
●	By Mail. If you have received a printed copy of the proxy materials from us by mail, you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to us. To be valid, your vote by mail must be received by us by 11:59 p.m., Eastern Time, on July 6, 2021.
●	At the Annual Meeting. You can vote your shares during the Annual Meeting via the Internet by following the instructions at www.______________.com/_______.

Beneficial Owners. If you are a beneficial owner, you may vote by submitting voting instructions to your broker or other nominee holding your shares. You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares.

Your vote is important, and we encourage you to vote promptly.

5.	What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

●	giving written notice to the Corporate Secretary of the Company;
●	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
●	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

6.	Where can you find the voting results?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) no later than four business days following the Annual Meeting. If the final voting results are unavailable in time to file a current report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, will file an additional current report on Form 8-K with the SEC to disclose the final voting results.

7.	What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

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If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the Reverse Stock Split Proposal, the Share Increase Proposal, the ratification of Harbourside CPA, LLP (“Harbourside”) as our independent registered public accounting firm and the adjournment proposal, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors or approval of the advisory resolution on executive compensation, in which case a broker non-vote will occur and your shares will not be voted on these matters.

8.	What is a quorum for the Annual Meeting?

The presence of the holders of 77,198,322 shares of common stock, representing a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

9.	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Election of Directors

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the three persons receiving the highest number of affirmative “for” votes at the Annual Meeting will be elected. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee.

Approval of Reverse Stock Split Proposal

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve the Reverse Stock Split Proposal. Abstentions are not counted as votes “for” or “against” this proposal.

Approval of Share Increase Proposal

The affirmative vote of majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve the Share Increase Proposal. Abstentions are not counted as votes “for” or “against” this proposal.

Ratification of Harbourside as our independent registered public accounting firm

The votes cast “for” must exceed the votes cast “against” to approve the ratification of Harbourside as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.

Approval of the Advisory Resolution on Executive Compensation

The votes cast “for” must exceed the votes cast “against” to approve the advisory resolution on executive compensation. Abstentions are not counted as votes “for” or “against” this proposal. The vote on the advisory resolution in respect of executive compensation will neither be binding on us or our Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or our Board of Directors. However, the Board of Directors values the opinions expressed by stockholders on the vote on this non-binding advisory resolution and will consider the outcome of the vote on this proposal in determining its compensation policies.

Approval of Adjournment Proposal

The votes cast “for” must exceed the votes cast “against” to approve the adjournment proposal. Abstentions are not counted as votes “for” or “against” this proposal.

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10.	How will my shares be voted at the Annual Meeting?

At the Meeting, the Board of Directors (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

●	FOR the election of each of the director nominees named in this Proxy Statement;
●	FOR approval of the Reverse Stock Split Proposal;
●	FOR approval of the Share Increase Proposal;
●	FOR the ratification of the appointment of Harbourside as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
●	FOR approval of the advisory resolution on executive compensation; and
●	FOR approval of “every three years” as the frequency of advisory votes on executive compensation; and
●	FOR approval of the adjournment proposal.

11.	Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we did not know of any matters to be presented at the Annual Meeting, other than those referred to in this Proxy Statement.

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies on the enclosed proxy card will have the discretion to vote on your behalf.

12.	Who will pay for the cost of the Annual Meeting and this proxy solicitation?

We will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of transmitting the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals, and we will reimburse them for their expenses.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, three directors, who have been nominated by the Board of Directors, are to be elected, each to hold office (subject to our By-Laws) until the next annual meeting and until his successor has been elected and qualified. All of the nominees for director currently serve as directors.

Each nominee has consented to being named as a nominee in this proxy statement and to serve if elected. If any nominee listed in the table below should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the membership of the Board of Directors to the number of nominees available. The three nominees receiving the highest number of affirmative “for” votes at the Annual Meeting will be elected. The information concerning the nominees and their security holdings has been furnished by them to us.

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Directors are nominated by our Board of Directors. As discussed elsewhere in this proxy statement, in evaluating director nominees, the Board of Directors considers characteristics that include, among others, integrity, business experience, financial acumen, leadership abilities, familiarity with our businesses and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board of Directors. Listed below are our director nominees with their biographies.

Nominee	Age
Arthur Halleran	63
David M. Thompson	68
Barry Wood	71
Kubilay Yildirim	46

Dr. Arthur Halleran. Dr. Halleran has been a director since October 4, 2011 and CEO since August 2017. Dr. Halleran has a Ph.D. in Geology from the University of Calgary and has 40 years of international petroleum exploration experience. His international experience includes work in countries such as Canada, Colombia, Egypt, India, Guinea, Sierra Leone, Sudan, Suriname, Chile, Brazil, Pakistan, Peru, Tunisia, Trinidad Tobago, Argentina, Ecuador and Guyana. Dr. Halleran’s experience includes work with Petro-Canada, Chevron, Rally Energy, Canacol Energy, United Hunter Oil and Gas Corp. and United Hydrocarbon International Corp. In 2007, Dr. Halleran founded Canacol Energy Ltd., a company with petroleum and natural gas exploration and development activities in Colombia, Brazil and Guyana, where he served as vice president of exploration. Previously, Dr. Halleran was a consulting geologist for Rally Energy Corp. (Egypt), which discovered prolific reservoirs in Egypt. Dr. Halleran currently serves as Vice President of Exploration & Development for United Hydrocarbon International Corp., a company with oil interests in Chad, Africa. Dr. Halleran was appointed as a director of the Company to provide technical expertise and oversight to the Dobrudja Basin gas project in Bulgaria. His education and technical experience in the energy sector are valuable to our Company.

David M. Thompson. Mr. Thompson has been a director since October 2013 and CFO since September 2017. Mr. Thompson has 30 years of financial experience in the oil and gas industry. He successfully founded an oil trading company in Bermuda with offices in the U.S. and Europe (Geneva, Moscow and Amsterdam). He was responsible for that company’s production operations in Turkmenistan and successfully raised over $100 million in equity. Mr. Thompson also negotiated the farm-out of a number of company assets. Mr. Thompson is Managing Director of AMS Limited, a Bermuda based Management Company. In the past he served as Founder, President and CEO of Sea Dragon Energy Inc. (TSX:V), Chief Financial Officer of Aurado Energy, Chief Financial Officer of Forum Energy Corporation (OTC), Financial Director of Forum Energy Plc (AIM) and Senior Vice President at Larmag Group of Companies. Mr. Thompson is a Certified Management Accountant (1998). He currently also serves as a Director of United Hydrocarbon International Corp.

Dr. Barry Wood. Dr. Wood has been a director since December 31, 2018. From 2008 to the present Dr. Wood has been an Independent Exploration Advisor, having assisted companies such as Dana Gas, NPC, Sea Dragon, Maurel et Prom and others, establishing new offices, reviewing and recommending new opportunities, preparing contracts and managing G&G programs. From August 2012 to 2015, Dr. Wood was an Advisor, Exploration, to NPC (Egypt). From 2008 to August 2012 Dr. Wood was an Advisor, Exploration, to Sea Dragon Energy in Egypt. From 2006 to 2007, Dr. Wood was Country Manager for Maurel et Prom, based in Dar es Salaam, Tanzania. From 2001 to the present, Dr. Wood founded PetroQuest International Ltd. and advised to them in regard to new exploration fairways in Tanzania, Syria and Egypt. From 1997 to 2001 Dr. Wood was employed at Oxford University Research in regard to Reservoir & Structural Development through Lithospheric Folding. From 1993 to 1997 Dr. Wood was the Exploration Manager for Marathon International Oil Company, based in Cairo, Egypt. From 1989 to 1993 Dr. Wood was the Exploration and General Manager for Marathon International Oil Company, based in Damascus, Syria. From 1985 to 1989, Dr. Wood was the Area Manager, New Ventures, for Marathon International Oil Company, in the areas of Europe, N. & E. Africa, Middle East, based in London and Houston. From 1981 to 1985 Dr. Wood was an Advanced Senior Geologist with Marathon International Oil in Singapore. From 1980 to 1981 Dr. Wood was with Asamera Oil Ltd., Jakarta, Indonesia as a Senior Geologist (N. Sumatra evaluation); from 1978 to 1980 Oasis Oil Company of Libya, Tripoli, Libya as a Senior Geologist (Sirte Basin Evaluation); from 1976 to 1978 Pembina Pipeline, Calgary, Alberta as an Exploration Geologist, Western Canada Basin; and from 1972 to 1976 was with Shell Canada, Calgary, Alberta as a New Ventures Exploration Geologist (Canadian Frontier).

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Kubilay Yildirim. Mr. Yildirim has been a director since September 2019. Mr. Yildirim has over the past 20 years had hands on experience in drilling, production, seismic acquisition, and logistics for both onshore and offshore projects in Turkey. He has spent most of career with this company and its predecessor companies: Madison, Toreador and Tiway. He has also been involved in sales and divestitures of assets and has taken on significantly more managerial positions until being promoted to General Manager in 2009. Mr. Yildirim has a degree in Petroleum and Natural Gas Engineering from Middle East Technical University and an MBA from Bilgi University in Istanbul.

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Leadership Structure and the Board’s Role in Risk Oversight.

The Board of Directors currently does not have a Chairman. Our Chief Executive Officer acts as the Chairman of the Board. The Board determined that in the best interest of the Company the most effective leadership structure at this time is not to separate the roles of Chairman and Chief Executive Officer. A combined structure provides the Company with a single leader who represents the Company to our stockholders, regulators, business partners and other stakeholders, among other reasons set forth below. Should the Board conclude otherwise, the Board will separate the roles and appoint an independent Chairman.

●	This structure creates efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works directly with those individuals preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full Board of Directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The Board believes that the Company has benefited from this structure, and Dr. Halleran’s continuation in the combined role of the Chairman and Chief Executive Officer is in the best interest of the stockholders.
●	The Company believes that the combined structure is necessary and allows for efficient and effective oversight, given the Company’s relatively small size, its corporate strategy and focus.

The Board of Directors does not have a specific role in risk oversight of the Company. The Chairman and Chief Executive Officer and other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks.

Compensation of Directors

Non-employee directors are entitled to receive compensation for serving as directors and may receive option grants from our company. Employee directors do not receive any compensation for their services as directors. All of our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings. The following table sets forth all cash compensation paid by us, as well as certain other compensation paid or accrued, in 2020, to each of our non-employee directors.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Barry Wood	—	3,000	17,920	—	12,769	33,689
Kubilay Yildirim	—	6,000	37,520	—	—	43,520

(1)	These columns represent the grant date fair value of stock options (or other stock-based awards) granted.

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Independent Directors

Our Board of Directors has determined that Barry Wood and Kubilay Yildirim are “independent directors” within the meaning of The Nasdaq Stock Market (“Nasdaq”) Marketplace Rule 5605(a)(2).

Board Meetings

The Board of Directors held [•] meetings and acted via written consent [•] times during the fiscal year ended December 31, 2020 (“Fiscal 2020”). During Fiscal 2020, each of the directors then in office attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served.

Committees of our Board of Directors

Our common stock is not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

The Board does not have standing audit, compensation or nominating committees. The Board does not believe these committees are necessary based on the size of our company, the current levels of compensation to corporate officers and the beneficial ownership by our Named Executive Officers, Board of Directors and 5% or more shareholders of approximately 17% of our outstanding common stock. The Board of Directors will consider establishing audit, compensation and nominating committees at the appropriate time.

The entire Board of Directors participates in the consideration of compensation issues and of director nominees. Candidates for director nominees are reviewed in the context of the current composition of the Board and the Company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, will involve compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Through their own business activities and experiences each of directors have come to understand that in today’s business environment, development of useful products and identification of undervalued real estate, along with other related efforts, are the keys to building our company. The directors will seek out individuals with relevant experience to operate and build our current and proposed business activities.

Stockholder Communications

Trillion stockholders who want to communicate with our Board or any individual director can write to:

Trillion Energy International Inc.

Turan Gunes Bulvari, Park Oran Ofis Plaza,

180-y, Daire:45, Kat:14,

06450, Oran, Cankaya, Ankara, Turkey

Attn: Board Administration

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Your letter should indicate that you are a Trillion stockholder. Depending on the subject matter, management will:

●	Forward the communication to the director or directors to whom it is addressed;

●	Attempt to handle the inquiry directly, for example where it is a request for information about Trillion or it is a stock-related matter; or

●	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.

Policy Regarding Attendance of Directors at Annual Meetings of Stockholders

We have not established a formal policy regarding director attendance at our annual meetings of stockholders, although we encourage our directors to attend the annual meeting.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Our Executive Officers are set forth in the table below along with their ages and positions.

Name	Age	Position
Arthur Halleran	63	Chief Executive Officer and President
David M. Thompson	68	Chief Financial Officer

For information concerning the employment history of Messrs. Halleran and Thompson, see Proposal One, Election of Directors.

Executive Compensation

The following tables set forth, for the periods indicated, the total compensation awarded to, earned by or paid to each of the following persons (together, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary and management fees ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Arthur Halleran	2020	$151,329	–	51,000	17,920	–	220,249
President & CEO	2019	$157,429	–	15,000	119,755	–	292,184

David M. Thompson	2020	44,769	–	37,500	17,920	–	87,420
Chief Financial Officer	2019	75,000	–	12,500	79,837	–	167,337

(1)	These amounts in these columns represent the grant date fair value of stock options (or other stock-based awards) granted.

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Employment Agreements

Arthur Halleran. On September 18, 2017, the Company entered into an employment agreement with Dr. Halleran to act as CEO (the “Halleran Employment Agreement”). Pursuant to the Halleran Employment Agreement, the Company issued 280,000 shares of its common stock to Dr. Halleran for payment of wages for the first three months of service, and thereafter a monthly salary of $6,000 in arrears with the option to convert wages payable into the Company’s common stock at the average of the 10-day market price preceding the end of the month the wages are payable. For the period following the month during which a $1,000,000 capital raise is completed, the Halleran Employment Agreement provides for a monthly salary of $10,000 payable in arrears with the option to convert such amount to shares of the Company’s common stock at the average of the 10-day market price preceding the end of the month the wages are payable. In the event of a capital raise greater than $5,000,000, the Company agreed to pay Dr. Halleran a monthly salary of $13,000. As a signing bonus, the Company issued Dr. Halleran 500,000 stock options, exercisable for a period of five years from the date of issuance at an exercise price of $0.12 per share. On each anniversary of the date of the Halleran Employment Agreement, the Company is obligated to issue to Dr. Halleran 100,000 fully vested restricted stock units (“RSUs”), so long as the Halleran Employment Agreement remains in effect. If during the term of the Halleran Employment Agreement the Company completes any cash financing whereby it receives $5,000,000 or more, the Company is obligated to issue to Dr. Halleran 250,000 fully vested RSUs for each $5,000,000 raised.

On September 10, 2020, the Company entered into an amendment to the Halleran Employment Agreement pursuant to which it increased the monthly salary to $13,000 per month. After the spudding of the first well by the Company, the monthly salary will increase to $20,000 and following the completion of phase III of the program, which refers to the first five new wells and two work overs on the South Akcakoca Sub-Basin (“SASB”) gas field, the salary would be further increased to $28,000 per month. This milestone has not yet been reached, as the phase III program has not yet commenced.

The Company agreed to issue Dr. Halleran (i) 750,000 RSUs as a signing bonus under the 2013 incentive equity plan at a deemed CAD 0.075 per share, and (ii) 100,000 fully vested RSUs on the anniversary of the Halleran Employment Agreement. If the Company achieves a cash financing of $5 million the Company agreed to issue to Dr. Halleran an additional 250,000 fully vested RSUs plus $25,000 for each $5,000,000 raised. Upon spudding of the first well, the Company agreed to award to Dr. Halleran 250,000 fully vested RSUs and an additional 250,000 RSUs on each anniversary of the spud date. Should the Company enter into any non-financing agreement during the term such as a royalty agreement or joint venture which allows the Company to commence phase III, then the Company will award Dr. Halleran a cash bonus of $100,000.

David M. Thompson. On September 18, 2017, the Company entered into an agreement with David Thompson to act as the Company’s Chief Financial Officer (the “Thompson Employment Agreement”). Pursuant to the Thompson Employment Agreement, the Company issued 250,000 shares of its common stock for payment of wages for the first three months of service. Thereafter, the Company will pay Mr. Thompson a monthly salary of $4,000 in arrears, with the option to convert wages payable to the Company’s common stock at the average of the 10-day market price preceding the end of the month the wages are payable. For the period following the month during which a $1,000,000 capital raise is completed, Mr. Thompson is entitled to a monthly salary of $8,000 payable in arrears, with the option to convert wages payable to shares of the Company’s common stock at the average of the 10-day market price preceding the end of the month the wages are payable. In the event the Company completes a capital raise whereby the Company receives greater than $5,000,000, Mr. Thompson is entitled to be paid a monthly salary of $10,000. As a signing bonus, Mr. Thompson was issued 300,000 options to purchase the Company’s common stock, exercisable for a period of five years from the date of issuance at an exercise price of $0.12 per share. On each anniversary of the Thompson Employment Agreement, the Company is obligated to issue to Mr. Thompson 75,000 fully vested RSUs, so long as the Thompson Employment Agreement remains in effect. If during the term of the Thompson Employment Agreement the Company completes any cash financing of $5,000,000 or more, the Company is obligated to issue to Mr. Thompson 200,000 fully vested RSUs for each $5,000,000 raised.

On September 10, 2020, the Company entered into an amendment to the Thompson Employment Agreement whereby Mr. Thompson’s salary was increased to $10,000 per month. After the spudding of the first well by the Company, the monthly salary will increase to $18,000 and following the completion of the SASB Phase III work, Mr. Thompson salary will increase to $25,000 per month.

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The Company agreed to issue Mr. Thompson 500,000 RSUs as a signing bonus under the 2013 incentive equity plan at a deemed CAD 0.075 per share. Additionally, the Company is obligated to issue to Mr. Thompson 75,000 fully vested RSUs on the anniversary of the Thompson Employment Agreement. If the Company achieves a cash financing of $5,000,000 or more, the Company agreed to issue to Mr. Thompson an additional 250,000 fully vested RSUs plus $20,000 for each $5,000,000 raised. Upon spudding of the first well, the Company will award Mr. Thompson with 250,000 fully vested RSUs and an additional 250,000 RSUs on each anniversary of the spud date. Should the Company enter into any non-financing agreement during the term of the Thompson Employment Agreement such as a royalty agreement or joint venture which will allow the Company to commence the SASB Phase III work, then the Company will award Mr. Thompson a cash bonus of $75,000.

Outstanding Equity Awards at 2020 Year-End

The following table summarizes the outstanding equity awards as of December 31, 2020 for each of our Named Executive Officers:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Arthur Halleran	100,000	-	-	0.18	March 26, 2021
	500,000	–	–	0.12	September 15, 2022
	350,000	–	–	0.12	October 24, 2023
	1,200,000	–	–	0.13	September 19, 2024
	320,000			0.06	July 31, 2025

David M. Thompson	100,000	–	–	0.18	March 26, 2021
	300,000	–	–	0.12	September 15, 2022
	350,000	–	–	0.12	September 15, 2022
	800,000	–	–	0.13	September 19, 2024
	320,000	_	_	0.06	July 31, 2025

Our Policy Concerning Transactions with Related Persons

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

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We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Board by the independent auditors, employees, officers, members of the Board of Directors or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

Related Party Transactions

At December 31, 2020 and 2019, accounts payable and accrued liabilities included $117,000 and $56,438 respectively, due to related parties. The amounts are unsecured, non-interest bearing and due on demand.

During the years ended December 31, 2020 and 2019, management fees of $502,452 and $482,429, respectively, were incurred to related parties.

During the year ended December 31, 2020, the Company issued 3,060,000 units for the settlement of accounts payable owed to related parties in the amount of $183,600 CAD ($135,415), resulting in no gain or loss.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding beneficial ownership of our common stock as of the Record Date, by:

●	Each person known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our directors,
●	Each of our Named Executive Officers, and
●	All of our directors and executive officers as a group.

For purposes of the table below, beneficial ownership is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise indicated, we believe, based on information provided by each of the individuals named in the table below, that such individuals have sole investment and voting power with respect to such shares, subject to community property laws, where applicable. As of the Record Date, we had outstanding 154,396,643 shares of our common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (3)
Arthur Halleran	14,913,485	(4)	9.22%
David M. Thompson	6,245,000	(5)	3.97%
Barry Wood	1,070,000	(6)	*
Kubilay Yildirim	1,600,000	(7)	1.03%
Named Executive Officers and directors as a group (4 persons)	23,828,485	(8)	14.32%

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*	Less than 1%.

(1)	Except as stated in the above table, the address of the holder is c/o Trillion Energy International, Inc., Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:45, Kat:14, 06450, Oran, Cankaya, Ankara, Turkey.

(2)	Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the Record Date. Except as otherwise indicated, each of the stockholders listed in the above table has sole voting and investment power over the shares beneficially owned.

(3)	In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person). As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on the Record Date.

(4)	Includes 2,560,000 shares of common stock issuable within 60 days of the Record Date upon exercise of warrants and 2,470,000 shares of common stock issuable within 60 days of the Record Date upon exercise of options.

(5)	Includes 500,000 shares of common stock issuable within 60 days of the Record Date upon exercise of warrants and 1,870,000 shares of common stock issuable within 60 days of the Record Date upon exercise of options.

(6)	Includes 620,000 shares of common stock issuable within 60 days of the Record Date upon exercise of options.

(7)	Includes 1,320,000 shares of common stock issuable within 60 days of the Record Date upon exercise of options.

(8)	Includes 3,060,000 shares of common stock issuable within 60 days of the Record Date upon exercise of warrants and 6,280,000 shares of common stock issuable within 60 days of the Record Date upon exercise of options.

BOARD OF DIRECTORS’ REPORT ON AUDIT COMMITTEE FUNCTIONS

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Board of Directors submits the following report:

The Board does not have standing audit committee or an audit committee charter. Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Board’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Board met with management and the independent registered public accounting firm to review and discuss the December 31, 2020 audited consolidated financial statements. The Board also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Board received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Board concerning independence, and the Board has discussed the independent registered public accounting firm’s independence from the Company and its management.

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Based upon the Board’s discussions with management and the independent registered public accounting firm, and the Board’s review of the representations of management and the independent registered public accounting firm, the Board of Directors approved the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for Fiscal 2020 filed with the SEC.

The Board also has appointed, subject to stockholder ratification, Harbourside CPA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Respectfully submitted,

THE BOARD OF DIRECTORS
Arthur Halleran
David M. Thompson
Barry Wood
Kubilay Yildirim

The Report of the Board should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates the Report of the Board therein by reference.

PROPOSAL TWO:

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK IN THE RANGE OF FROM 1-FOR-2 TO 1-FOR-5

Our management team has been studying the potential benefits of effecting a reverse split of our common stock for the purpose of uplisting to Nasdaq in the future. Based on the Company’s stage of development, certain developments in its industry, the Company’s observations regarding the market for its peers whose securities are traded on Nasdaq, and discussions with U.S.-based investment banks and other advisors, the Company believes that there may be potential benefits of a reverse stock split and a future uplisting of our common stock from the OTCQB tier of the OTC Markets to Nasdaq, including:

●	a larger pool of available capital;

●	a greater average daily trading volume;

●	a greater number of U.S. retail and institutional investors; and

●	a potential increase in market valuation.

The Company must satisfy a variety of requirements to be accepted for listing on Nasdaq, including the requirement that the listed securities maintain a minimum per-share trading price for a specific period of time. The Company is contemplating the possibility of proceeding to complete the Reverse Stock Split in order to satisfy this requirement. This is not the only listing standard that the Company must meet, however, and the Company does not currently meet certain of the other Nasdaq listing standards. The Reverse Stock Split is merely the first step toward an uplisting on Nasdaq.

Our Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to our stockholders for their approval an amendment to our Certificate of Incorporation, as amended, to effect a reverse split of the outstanding shares of common stock in a ratio of one share-for-five shares up to a ratio of one share-for-ten shares (the “Reverse Split Amendment”), which ratio will be selected by the Board following stockholder approval but in any event no later than one year after the Meeting. The Reverse Stock Split Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State and set forth in a public announcement. The form of Reverse Split Amendment is attached to this proxy statement as Appendix A.

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If the proposal authorizing the reverse stock split (the “Reverse Stock Split Proposal”) is approved at the Annual Meeting, we may issue the shares of common stock that would become available for issuance upon completion of any reverse split (i) pursuant to future securities offering transactions, (ii) pursuant to future acquisition transactions involving payment of consideration in our equity securities, (iii) upon conversion or exercise of outstanding securities that are convertible into or exercisable for common stock, and (iv) for other general corporate purposes.

If the Board determines to implement the Reverse Split Amendment, we would communicate to the public, prior to the effective time of the Reverse Split Amendment, additional details regarding the Reverse Split Amendment (including the final reverse split ratio, as determined by the Board). The Board reserves the right to elect not to proceed with the Reverse Split Amendment if it determines, in its sole discretion, that the Reverse Split Amendment is no longer in the best interests of our company or our stockholders.

In determining which reverse split amendment to implement, if any, following receipt of stockholder approval of the Reverse Stock Proposal, the Board may consider, among other things, various factors, such as:

●	the historical trading price and trading volume of our common stock;
●	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Split on the trading market for our common stock in the short- and long-term;
●	threshold prices of brokerage houses or institutional investors that could impact their ability to invest or recommend investments in our common stock;
●	minimum listing requirements of Nasdaq;
●	which reverse split amendment would result in the least administrative cost to us; and
●	prevailing general market and economic conditions.

The failure of stockholders to approve the Reverse Stock Proposal could prevent us from meeting the Nasdaq $4.00 minimum bid price requirement (the “Minimum Bid Price Requirement”), among other things, unless the market price of our common stock increases above the Minimum Bid Price Requirement without a reverse split. If we are unable to uplist our common stock to Nasdaq, interest in our common stock may decline and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock. If our common stock becomes significantly less liquid due to our inability to qualify for listing on Nasdaq, our stockholders may not have the ability to liquidate their investments in our common stock as and when desired and we believe our access to capital would become significantly diminished as a result.

Reasons for the Reverse Split

To uplist to Nasdaq in the future

We believe that a reverse stock split could increase the market price of our common stock sufficient to satisfy the Minimum Bid Price Requirement in the near term, though we cannot provide any assurance that a reverse stock split will have that effect or that a reverse stock split would increase the market price sufficiently for a prolonged period of time. The Board has weighed the potential harm to our company and its stockholders resulting from an inability to uplist to Nasdaq against the potential harm to our company and its stockholders from another significant reverse stock split, including the risks described below under “Certain Risks Associated with a Reverse Split.” We believe we will continue to need to raise capital to fund our operations until the businesses we are engaged in become cash flow positive or profitable (of which there is no assurance). If we are unable to Nasdaq, our access to capital may become further limited and we may not have sufficient capital to enable our operating subsidiaries to continue their operations or become cash flow positive or profitable. Therefore, the Board has concluded that the potential harm to our company and its stockholders resulting from a possible uplisting to Nasdaq outweighs the potential harm to our company and its stockholders from another significant reverse stock split. The Minimum Bid Price Requirement is not the only listing standard that the Company must meet, however, and the Company does not currently meet certain of the other Nasdaq listing standards. The Reverse Stock Split is merely the first step toward an uplisting on Nasdaq. There can be no assurance that the Company will meet the Nasdaq listing standards or that Nasdaq would approve the Company’s listing application.

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To potentially improve the liquidity of our common stock.

A reverse split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock and potentially decreasing the volatility of our common stock if institutions become long-term holders of our common stock. A reverse split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices.

Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Certain Risks Associated with a Reverse Split

There can be no assurance that the reverse split will increase the market price of the common stock and have the desired effect of achieving compliance with the Minimum Bid Price Requirement. The Board believes that a reverse split has the potential to increase the market price of our common stock so that we may be able to satisfy the Minimum Bid Price Requirement. However, the long- and near-term effect of the reverse split upon the market price of the common stock cannot be predicted with any certainty.

As of the Record Date, the closing price of our common stock was $0.3109. Historically, however, the closing price of our common stock during Fiscal 2020 has traded as low as $0.023 per share to a high of $0.10 per share. As a result, we cannot be assured of compliance with the Minimum Bid Price Requirement in the future. There can be no assurance that a reverse stock split will increase the market price of our common stock so that we may be able to maintain compliance with the Minimum Bid Price Requirement.

Further, following any reverse stock split, we will continue to require significant proceeds from sales of our debt or equity securities to fund our operations for the near future, which will cause further dilution to stockholders. The issuance of a substantial amount of shares of common stock or securities convertible into or exercisable for common stock in the future could cause downward pressure on the price of our common stock and there is no assurance that the market price for our common stock will remain at a level sufficient to satisfy the Minimum Bid Price Requirement.

Even if a reverse stock split enables us to gain compliance with the Minimum Bid Price Requirement, we may be unable to meet the other criteria of listing on Nasdaq. Further, the reverse split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

A reverse split would affect all of our common stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the reverse split will be that:

●	the number of issued and outstanding shares of common stock will be reduced proportionately based on the final reverse split ratio, as determined by the Board;
●	based on the final reverse split ratio, the Board may, in its discretion, increase proportionately the per share exercise price of all outstanding options and warrants issued pursuant to our 2013 Long-Term Incentive Equity Plan and reduce proportionately the number of shares of common stock issuable upon the exercise of all outstanding options and warrants under that plan;
●	the number of shares reserved for issuance pursuant to our outstanding convertible debt and warrants to purchase shares of our common stock, will be reduced proportionately and the conversion price of the debt and exercise price of the warrants will increase proportionately based on the final reverse split ratio; and
●	the number of shares of our authorized common stock that are unissued and not reserved for future issuance will increase.

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Although the number of outstanding shares of common stock would decrease following the Reverse Split Amendment, the Board does not intend for a reverse split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The following table reflects the number of shares of common stock that would be outstanding as a result of the effectiveness of the Reverse Split Amendment and the approximate percentage reduction in the number of outstanding shares based on 154,396,643 shares of common stock issued and outstanding as of May 12, 2021, the Record Date. As of the Record Date, we had 95,603,357 shares of common stock available for issuance. The following table also shows the shares that would be available for issuance at various ratios that the Board of Directors may consider if the Reverse Split Amendment is effected.

Proposed Reverse Split Ratio	Approximate Percentage Reduction	Approximate Shares of Common Stock to be Outstanding After the Reverse Split	Shares of Common Stock Available for Issuance After the Reverse Split
1-for-2	50.0%	77,198,322	47,801,679
1-for-3	66.7%	51,465,548	[•]
1-for-4	75.0%	38,599,161	23,900,839
1-for-5	80.0%	30,879,328	[•]

Effect of Reverse Split and Potential Anti-Takeover Effect

Management does not anticipate that our financial condition, the percentage ownership of common stock by management, the number of our stockholders, or any aspect of our business will materially change as a result of the Reverse Split Amendment. Because the Reverse Split Amendment will apply to all issued and outstanding shares of common stock and outstanding rights to purchase common stock or to convert other securities into common stock, the proposed Reverse Split Amendment will not alter the relative rights and preferences of existing stockholders. However, the number of shares of common stock outstanding will be decreased, while the number of authorized but unissued shares will be increased.

Management does not currently plan to use the increase in our authorized but unissued shares that will result from the Reverse Split Amendment to make it more difficult or to discourage a future merger, tender offer or proxy contest or the removal of incumbent management. This Proposal is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Summarized in the following paragraphs are provisions included in our Certificate of Incorporation, as amended, and our bylaws that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If the Board were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

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In addition, our Certificate of Incorporation, as amended, grants our Board broad power to establish the rights and preferences of authorized and unissued shares of additional series of preferred stock. The creation and issuance of one or more additional series of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting. Our Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the voting stock to elect some directors.

Vacancies. Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may be called by our Board or the Chairman of our Board and must be called by our Secretary at the request in writing of holders of record of a majority of our outstanding capital stock entitled to vote. The requirement that a majority of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

Fractional Shares

If the reverse stock split ratio determined to be implemented by the Board, if any, will result in fractional shares, we will not issue fractional shares. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share.

Procedure for Effecting Reverse Stock Split

If the Board decides to implement a reverse split, the reverse split will become effective on the date the Reverse Split Amendment is filed with the Secretary of State of the State of Delaware. The time of such filing, if any, will be determined by the Board in its sole discretion. Beginning on the effective time of the Reverse Split Amendment, each certificate representing pre-reverse split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-reverse split shares of common stock.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse split.

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This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax consequences relevant to such holders’ particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	persons that are not U.S. Holders (as defined below);
●	persons subject to the alternative minimum tax;
●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies or other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities;
●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell our common stock under the constructive sale provisions of the Code;
●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A reverse split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse split, except with respect to cash received in lieu of a fractional share of our common stock. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

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Information Reporting and Backup Withholding. A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to the reverse split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Dissenter’s Rights

Under the Delaware General Corporation Law, our stockholders will not be entitled to dissenter’s rights with respect to the Reverse Stock Split Amendment, and we do not intend to independently provide stockholders with any such right.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve the Reverse Stock Split Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL THREE:

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF OUR AUTHORIZED COMMON STOCK

Background

Our Certificate of Incorporation, as amended currently authorize a total of 250,000,000 shares of the Company’s Common Stock. After careful consideration, for the reasons discussed below, our Board of Directors has adopted and is recommending that our stockholders approve and adopt a proposal to amend our Certificate of Incorporation, as amended, to authorize an additional 250,000,000 shares of Common Stock, which would result in total authorized shares of Common Stock under our Certificate of Incorporation, as amended, of 400,000,000 shares of Common Stock. The text of the proposed Certificate of Amendment to our Certificate of Incorporation, as amended, which we refer to as the Certificate of Amendment, is attached as Appendix B.

For the reasons discussed below, our Board of Directors determined that the proposed amendment was advisable and in the best interests of the Company and its stockholders and approved and adopted the amendment, subject to stockholder approval at the Annual Meeting. The adoption of the Certificate of Amendment is expressly conditioned upon the approval of the Certificate of Amendment by our stockholders. Accordingly, if we do not receive the required stockholder approval for the Certificate of Amendment, we will not adopt the Certificate of Amendment.

If stockholders approve and adopt the amendment, it will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, which the Company intends to file shortly after the Annual Meeting.

Text of the Proposed Amendment

The following is the text of the proposed amendment to Certificate of Incorporation, as amended.

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The first paragraph of ARTICLE IV of the Certificate of Incorporation, as amended, would be amended to read in its entirety as follows:

A. Authorized Capital Stock. The aggregate number of shares of all classes of stock the Corporation shall have authority to issue is 510,000,000 shares, consisting of: (i) 400,000,000 shares of common stock, par value $.00001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $.00001 per share (the “Preferred Stock”). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine. Each share of Common Stock shall be entitled to one vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the DGCL.

Reasons for the Proposed Amendment

As of the Record Date, the Company has 154,396,643 shares of Common Stock outstanding. As of such date, the Company has outstanding derivative securities (stock options and warrants) which, upon full exercise or conversion, would result in the issuance of approximately 55,020,113 additional shares of Common Stock.

The Board of Directors believes that the additional shares of Common Stock could be used in a number of ways to improve the overall value of the Company:

●	We could use the shares for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although we have not entered into any agreements regarding such strategic transactions.

●	These shares could also be used for potential future financings, although we have not entered into any agreements regarding such financings.

●	These shares could also be used as part of our equity compensation program in order to attract, retain and motivate talented employees, consultants, advisors and non-employee directors. These equity grants provide these individuals with a direct stake in the future outcome of the Company and serve to align the interests of our employees with our stockholders.

●	These shares could also be used for the acquisition of potential future oil and gas assets, although we have not entered into any agreements for such acquisitions.

Other than the issuance of additional shares of Common Stock pursuant to the exercise or conversion of derivative securities, the Halleran Employment Agreement and the Thompson Employment Agreement, we do not currently have any definitive agreements or arrangements to issue any of the proposed additional authorized shares of Common Stock that will become available for issuance if this Proposal is approved. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance could proceed, except as provided under Delaware law.

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Possible Effects of the Proposed Amendment

If the proposed amendment to the Certificate of Incorporation, as amended, to authorize an additional 250,000,000 shares of Common Stock described above is approved and adopted by our stockholders, we will have the authority under our Certificate of Incorporation, as amended, to have up to 400,000,000 shares of Common Stock and 10,000,000 shares of preferred stock issued and outstanding. As of the close of business on the Record Date, we had 154,396,643 shares of Common Stock and no shares of preferred stock issued and outstanding. If this Proposal is approved, the additional authorized shares of Common Stock may be issued at the discretion of the Company’s Board of Directors without further stockholder action, except as may be required by Delaware law. The increase in authorized shares would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. However, any subsequent issuance of shares of common stock, other than on a pro-rata basis to all stockholders, would reduce each stockholder’s proportionate interest in our company. Any of the additional shares of common stock issued in the future would have the same rights and privileges as attach to the common stock currently authorized and outstanding and the par value of the Common Stock would remain unchanged at $0.00001 par value per share. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

We have not proposed the increase in the number of authorized shares of common stock with the intention of using them for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, our Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although this Proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and our requirement to obtain stockholder approval under Delaware law, and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this Proposal could facilitate future attempts by the Company to oppose changes in control of the Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

We cannot provide assurances that any such transactions previously mentioned will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock. Any such transactions may require the Company to incur nonrecurring or other charges and may pose significant integration challenges or management and business disruptions, any of which could materially and adversely affect our business and financial results.

If the stockholders approve this Proposal, the amendment will become effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation, as amended, as set out above and in Appendix B with the Secretary State of the State of Delaware.

If Proposal Three is not approved and adopted by our stockholders, our Certificate of Incorporation, as amended, will not be amended as set forth above and we will continue to have the authority under our Certificate of Incorporation, as amended, to have up to only 250,000,000 shares of Common Stock and 10,000,000 shares of preferred stock issued and outstanding. We would encounter greater difficulty in carrying out our business plans and achieving profitability because we may be unable (1) to issue additional shares of common stock to attract new employees or to award current employees for future performance, (2) to raise working capital by issuing shares of our common stock, and (3) to acquire other businesses and assets in exchange for shares of our common stock.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal except to the extent of their ownership of shares of our Common Stock and derivative securities to the extent that the exercise or conversion thereof may be affected by the failure to increase the authorized shares of our Common Stock.

Vote Required

The affirmative vote of the holders of at least a majority of the Company’s issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve and adopt the proposed amendment to the Certificate of Incorporation, as amended, to authorize an additional 250,000,000 shares of Common Stock.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF OUR AUTHORIZED COMMON STOCK

PROPOSAL FOUR:

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed Harbourside to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2021. Harbourside does not expect to have a representative present at the Annual Meeting, but will be available via telephone to respond to questions from the Company’s stockholders.

We are asking our stockholders to ratify the selection of Harbourside as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Harbourside to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors to consider the selection of a different firm. Even if the selection is ratified, the Board of Directors in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Board of Directors pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Principal Accountant Fees and Services

Our Board of Directors pre-approved the engagement of Harbourside for all audit and permissible non-audit services. The Board of Directors annually reviews the audit and permissible non-audit services performed by our principal accounting firm and reviews and approves the fees charged by our principal accounting firm. The Board of Directors has considered the role of Harbourside in providing tax and audit services and other permissible non-audit services to us and has concluded that the provision of such services, if any, was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions.

Aggregate fees for professional services rendered to the Company by Harbourside for the years ended December 31, 2020 and 2019 were as follows:

Services Provided	2020	2019
Audit fees	$45,000	$65,000
Audit related fees	–	–
Tax fees	–		_
All other fees	–	–
Total	$45,000	$65,000

Audit Fees

Audit fees billed by Harbourside were for the audit of our annual consolidated financial statements, including any fees related to other filings with the SEC.

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Audit-Related Fees

There were no audit-related fees billed or accrued during the reported periods.

Tax Fees

There were no tax fees billed or accrued during the reported periods.

All Other Fees

There were no other fees billed or accrued during the reported periods.

Vote Required

The votes cast “for” must exceed the votes cast “against” to approve the ratification of Harbourside as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ADOPTION OF PROPOSAL FOUR

PROPOSAL FIVE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this proxy statement. We urge stockholders to read the “Executive Compensation” section in this proxy statement, including the Summary Compensation Table and other related compensation tables and narrative included therein, which provide detailed information on the compensation of our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:

“RESOLVED, that the stockholders of Trillion Energy International Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Executive Compensation section of the Company’s proxy statement.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board will review and consider the voting results when making future decisions regarding our executive compensation program.

Vote Required

This is a non-binding advisory vote only. The affirmative vote of the majority of the shares present and entitled to vote at the Annual Meeting is required to approve Proposal Five. You may vote “for,” “against” or “abstain” from voting on Proposal Five. Abstentions will have the effect of a vote “against” Proposal Five. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote on Proposal Five. While this vote is advisory and not binding on us, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

PROPOSAL SIX:

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

In addition to the advisory approval of our executive compensation program described in Proposal Five, we are also seeking a non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation every three years is appropriate for the Company and its stockholders at this time.

As an advisory vote, this Proposal Six is non-binding and will not overrule any decision by the Board or require the Board to take any action. However, the Board values the opinions of our stockholders and will consider the outcome of the vote when making future decisions for the frequency in which stockholders may vote on executive compensation.

Vote Required

This is a non-binding advisory vote only. The frequency of the advisory vote (every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders. With respect to Proposal Six, you may vote every “one year,” “two years,” or “three years” or “abstain” from voting on Proposal Six. If you “abstain” from voting with respect to Proposal Six, your vote will have no effect on this Proposal. Broker non-votes will have no effect on the vote for Proposal Six.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” EVERY THREE YEARS AS THE FREQUENCY FOR THE COMPANY’S EXECUTIVE COMPENSATION ADVISORY VOTE.

PROPOSAL SEVEN:

ADJOURNMENT PROPOSAL

Adjournment of the Annual Meeting

We are asking our stockholders to approve a proposal to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or if we do not have a quorum at the Annual Meeting. If our stockholders approve this adjournment proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of any of the proposals. Among other things, approval of this adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of a proposal such that the proposal would be defeated, we could adjourn the Annual Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present at the Annual Meeting.

Our Board of Directors believes that it is in the best interests of our company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of any of the proposals if there are insufficient votes to approve such proposal at the time of the Annual Meeting or in the absence of a quorum.

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Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal Seven at the Annual Meeting will be required to approve Proposal Seven.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL

STOCKHOLDER PROPOSALS

Stockholders wishing to include proposals in the proxy materials in relation to our 2022 Annual Meeting of Stockholders must submit the same in writing, by mail, first-class postage pre-paid, to Trillion Energy International Inc., Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:45, Kat:14, 06450, Oran, Cankaya, Ankara, Turkey, Attention: Corporate Secretary, which must be received at our executive office on or before [●], 2022 (unless we hold our annual meeting more than 30 days earlier next year, in which case the deadline will be a reasonable period of time prior to the date we begin to print and send our proxy materials for the annual meeting).

Our Board of Directors will review any stockholder proposals that are filed as required and, with the assistance of our Corporate Secretary, will determine whether such proposals meet the criteria prescribed by Rule 14a-8 under the Exchange Act for inclusion in our 2022 proxy solicitation materials or consideration at the 2022 Annual Meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

OTHER MATTERS

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) is enclosed with this Proxy Statement and is available on our website (http://www.trillionenergy.com). We will provide copies of the exhibits to the 2020 Form 10-K upon payment of a nominal fee to cover the reasonable expenses of providing those exhibits. Requests should be directed to our Corporate Secretary by phone at (778) 819-8503 or by mail to Trillion Energy International Inc., Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:45, Kat:14, 06450, Oran, Cankaya, Ankara, Turkey. The 2020 Form 10-K and the exhibits thereto also are available free of charge from the SEC’s website (https://www.sec.gov.). The Annual Report is not to be considered as proxy solicitation material.

By Order of the Board of Directors,

/s/ Arthur Halleran
President and Chief Executive Officer

[●], 2021

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Appendix A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

TRILLION ENERGY INTERNATIONAL INC.

Under Section 242 of the Delaware General Corporation Law

Trillion Energy International Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), hereby certifies as follows:

The Certificate of Incorporation of the Corporation is hereby amended as follows:

Article IV. AUTHORIZED CAPITAL STOCK is hereby amended to add the following paragraph E. thereto:

E. Reverse Split. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “First Reverse Split Effective Time”), each share of Common Stock issued and outstanding immediately prior to the First Reverse Split Effective Time (the “Old Common Stock”) shall be automatically reclassified as and converted into [one-half to one-fifth] of a fully paid and non-assessable share of Common Stock (the “New Common Stock”) (the “Reverse Stock Split”). No fractional shares of the New Common Stock shall be issued in connection with the Reverse Stock Split. No cash will be paid or distributed as a result of the Reverse Stock Split, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to a whole share. Any stock certificate that, immediately prior to the First Reverse Stock Effective Time, represented shares of the Old Common Stock, shall from and after the First Reverse Stock Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment.

The forgoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer this ____ day of _______ 2021.

Arthur Halleran
President and Chief Executive Officer

A-1

Appendix B

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

TRILLION ENERGY INTERNATIONAL INC.

Under Section 242 of the Delaware General Corporation Law

Trillion Energy International Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), hereby certifies as follows:

The Certificate of Incorporation of the Corporation is hereby amended as follows:

ARTICLE IV of the Certificate of Incorporation, as amended, is hereby amended to read in its entirety as follows:

A. Authorized Capital Stock. The aggregate number of shares of all classes of stock the Corporation shall have authority to issue is 760,000,000 shares, consisting of: (i) 400,000,000 shares of common stock, par value $.00001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $.00001 per share (the “Preferred Stock”). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine. Each share of Common Stock shall be entitled to one vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the DGCL.

The forgoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer this ____ day of _______ 2021.

Arthur Halleran
President and Chief Executive Officer

B-1